UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2016, Gener8 Maritime, Inc., a Marshall Islands corporation (“Gener8” or the “Company”), held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders of record as of March 21, 2016, the Record Date for the Annual Meeting, were entitled to vote 82,679,922 shares of the Company’s common stock  (the “Common Stock”), each having one vote per share.  A total of 67,692,357 shares of Common Stock (81.9% of all such shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) elected two Class I director nominees to hold office for a three-year term until the 2019 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.  Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Election of Directors

The shareholders of the Company elected each of the director nominees proposed by the Board. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ethan Auerbach	60,864,411	4,970,167	1,857,779
Dan Ilany	60,864,416	4,970,162	1,857,779

Ratification of Appointment of Independent Auditors

The shareholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ended December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,661,332	30,894	131	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Secretary and Executive Vice President

DATE: May 19, 2016

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